UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 10, 2007, Freeport-McMoRan Copper & Gold Inc.’s (FCX) stockholders approved amendments to FCX’s 2006 Stock Incentive Plan (Plan). The purpose of the Plan is to motivate and reward key personnel with stock based-awards at an appropriate level.  In March 2007, FCX completed the acquisition of Phelps Dodge Corporation (Phelps Dodge), which resulted in Phelps Dodge becoming a wholly owned subsidiary of FCX.  As a result, the number of employees and consultants who are now eligible to receive awards under our incentive plans increased by over 200 people. Due in part to our increased employee population, the Board believed that the number of shares available for grant under FCX’s incentive plans was inadequate to address FCX’s short-term needs.  The amendments (1) increase the number of shares available for grant under the Plan from 12 million to 37 million shares, (2) increase the sublimits under the Plan regarding the number of shares that may be granted as restricted stock, restricted stock units and other stock-based awards, and (3) extend the term of the amended and restated Plan to July 10, 2017.

For further information regarding the amended Plan, see FCX’s 2007 Proxy Statement filed with the Securities and Exchange Commission on June 5, 2007. The amended Plan is filed as an exhibit to this Form 8-K (see Exhibit 10.1).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  July 13, 2007

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

10.1	Amended and Restated Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan.